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Exhibit 10.48

SERIES A PREFERRED
STOCK PURCHASE AGREEMENT

        This Series A Preferred Stock Purchase Agreement (this "Agreement") dated as of December 23, 2002 is entered into by and among Summa Holdings, Ltd., a Maryland corporation (the "Company"), and Sinclair Broadcast Group, Inc., a Maryland corporation (the "Purchaser"). Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to them in Section 8 of this Agreement.

BACKGROUND

        The Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A Cumulative Convertible Preferred Stock, $.001 par value ("Series A Preferred Stock"), on the terms and conditions set forth in this Agreement.

AGREEMENT

        In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

        1.    Authorization and Sale of Shares.

        (a)    Authorization.    The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the issuance and sale, pursuant to the terms of this Agreement, of up to 21.22 shares of Series A Preferred Stock having the rights, restrictions, privileges and preferences set forth in the Articles Supplementary attached as Exhibit A (the "Articles Supplementary"). The Company has, or before the Closing will have, adopted and filed the Articles Supplementary with the Maryland State Department of Assessments and Taxation ("MSDAT"). The shares of Series A Preferred Stock being sold and purchased under this Agreement and, unless the context otherwise requires, the shares of Class B Common Stock issued or issuable upon conversion of the Series A Preferred Stock are referred to collectively as the "Shares."

        (b)    Sale of Shares at the Closing.    Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase at the Closing shares of Series A Preferred Stock for the purchase price of $942,507.06 per share (the "Purchase Price").

        (c)    Use of Proceeds.    The Company will use the proceeds from the sale of the Shares for acquisition of additional automotive dealerships.

        2.    The Closing.    The closing of the issuance, sale and purchase of the Shares (the "Closing") shall take place at the offices of Thomas & Libowitz, P.A., 100 Light Street, Suite 1100, Baltimore, Maryland 21202-1053 in accordance with this Section 2 at 10:00 a.m., local time, on the date of this Agreement (the "Closing Date"), or at such other place or such other time as the Company and the Purchaser may agree in writing. At the Closing, the Company shall deliver to the Purchaser certificates representing the number of Shares being purchased by the Purchaser, registered in the name of the Purchaser, against payment to the Company of the purchase price therefor by wire transfer, check or other method acceptable to the Company and the Purchaser. If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement to be performed at the Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

        3.    Representations and Warranties of the Company.    The Company and its wholly-owned subsidiary, Atlantic Automotive Corp., a Maryland corporation ("Atlantic"), jointly and severally, represent and warrant to the Purchaser that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit B (which Schedule of Exceptions shall be deemed to be representations and warranties to the Purchaser), the statements contained in this Section 3 are true as of the date of this Agreement and shall be true as of the Closing (as though made then).

        (a)    Organization and Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to own its properties and assets and to conduct its business as presently conducted and as proposed to be conducted by it, and to enter into and perform this Agreement and the Ancillary Agreements, and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct of the business of the Company or the ownership of its properties and assets requires it to be so qualified or in good standing, except in any such jurisdiction where the failure to be so qualified or in good standing would not result in a material adverse effect on the business, assets, liabilities, financial condition, prospects or operations of the Company or any of the Subsidiaries (a "Material Adverse Effect"). The Company has provided to the Purchaser true and complete copies of its Articles of Incorporation and Bylaws.

        (b)    Capitalization.    The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 9,995,000 are designated as Class A Common Stock, none of which is outstanding, and 5,000 are designated as Class B Common Stock, of which 100 shares are issued and outstanding, and 200 shares of preferred stock, all of which are designated as Series A Preferred Stock, none of which shall be issued or outstanding immediately prior to the Closing. Each share of Class A Common Stock is entitled to one (1) vote per share, and each share of Class B Common Stock is entitled to ten (10) votes per share. Except for the conversion privileges of the Series A Preferred Stock and the rights provided in this Agreement and the Ancillary Agreements: (i) no subscriptions, warrants, options, convertible securities or other rights (including conversion, preemptive rights of any kind, and rights of first refusal(s), proxy or shareholder agreements or other agreements, oral or in writing) (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company are authorized or outstanding, other than the preemptive rights of holders of Class B Common Stock contained in the Articles (all of which have been validly and effectively waived with respect to the transactions contemplated hereby) and the rights of first refusal contained in the Franchise Agreements (as defined below); (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding stock, options and other securities of the Company have been issued in compliance in all material respects with the registration and prospectus delivery requirements of the Securities Act, and the registration and qualification requirements of all applicable state securities laws, or in compliance in all material respects with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

        (c)    Subsidiaries, Etc. Schedule 3(c) sets forth (a) every entity in which the Company owns 50 percent or more of the outstanding equity, directly or indirectly (the "Subsidiaries" and each a "Subsidiary") and the jurisdiction of its incorporation or formation, and (b) every other ownership interest of the Company and the Subsidiaries in any other corporation, partnership, joint venture, limited liability company, association or other organization or entity. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as and where it is now being conducted and as and where proposed to be conducted, and to own, operate and lease its properties and assets, and is duly qualified and in good standing in each jurisdiction in which the conduct of the business of such Subsidiary or the ownership of such properties and assets requires it to be so qualified or in good standing, except in any such jurisdiction where the failure to be so qualified or in good standing would not result in a Material Adverse Effect. Except as set forth on Schedule 3(c), all outstanding shares of capital stock of the Subsidiaries are owned by the Company, directly or indirectly, free and clear of all Liens. Except as set forth on Schedule 3(c), there are no outstanding options, warrants, subscriptions, rights or other arrangements or commitments obligating any Subsidiary to issue or dispose of any shares of capital stock or other ownership interest therein. Except as set forth on Schedule 3(c), the Company, directly or indirectly through the ownership of stock, has the sole interest in the properties and business of each Subsidiary. The Company has full and exclusive power, right and authority to vote all of the outstanding shares of capital stock owned by it of each Subsidiary. Except as set forth on Schedule 3(c), the Company is not party to or bound by any agreement affecting or relating to its right to transfer or vote the outstanding shares of capital stock of any Subsidiary. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws or equivalent organizational documents of each Subsidiary as currently in effect.

        (d)    Shareholder List and Agreements.    Schedule 3(d) sets forth a true and complete list of the securityholders of the Company, showing the number of shares of Class A Common Stock, Class B Common Stock, Series A Preferred Stock or other securities of the Company (including, without limitation, all options, warrants and other convertible securities) held by each securityholder as of the date of this Agreement and the Closing Date and, in the case of options, warrants and other convertible securities, the exercise price thereof and the number and type of securities issuable thereunder. Except as provided in this Agreement, any Ancillary Agreement, the Articles of Incorporation, the Articles Supplementary, or as otherwise set forth in Schedule 3(d), there are no agreements, written or oral, between the Company and any holders of its capital stock or, to the best of the Company's knowledge, among any holders of its capital stock relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act, or voting of the capital stock of the Company.

        (e)    Issuance of Shares.    The issuance, sale and delivery of the Series A Preferred Stock in accordance with this Agreement, and the issuance and delivery of the shares of Class B Common Stock issuable upon conversion of the Series A Preferred Stock, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such Shares have been duly reserved for issuance. The Series A Preferred Stock, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Class B Common Stock issuable upon conversion of the Series A Preferred Stock, when issued upon such conversion in accordance with the Articles of Incorporation (or Articles Supplementary), will be duly and validly issued, fully paid and non-assessable, and will have the rights, preferences and privileges described in the Articles Supplementary and will be free of restrictions on transfer other than those imposed on the holder thereof by this Agreement, the Ancillary Agreements or by applicable federal and state securities laws. Based in part on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable federal and state securities laws. The offer and sale of the Shares is not, and the subsequent conversion of the Shares into Class B Common Stock will not be, subject to any preemptive right or rights of first refusal that have not been properly waived or complied with prior to the Closing.

        (f)    Authority for Agreement.    The execution, delivery and performance by the Company of this Agreement and all Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series A Preferred Stock to the Purchaser, have been duly authorized by all necessary corporate action. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of this Agreement or any Ancillary Agreements may be limited by applicable laws.

        (g)    Required Consents; No Conflicts.    The execution, delivery and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not (i) contravene or conflict with the Articles of Incorporation and Bylaws or equivalent organizational documents of the Company or any Subsidiary; (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, or by which any of their respective properties or assets may be bound; (iii) require a consent under, constitute a default under (with or without due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of any Person or to a loss of any benefit to which the Company or any Subsidiary is entitled under any Permit or under any provision of any Contract or other instrument binding upon the Company or any Subsidiary or by which any of the properties and assets of the Company or any Subsidiary are or may be bound, except the agreements listed under item (ix) in Schedule 3(r) hereto (the "Franchise Agreements"), with respect to which the Company will seek to obtain consents after the Closing in accordance with Section 7(b) of this Agreement; or (iv) result in the creation or imposition of any Lien on any properties or assets of the Company or any Subsidiary, other than Permitted Liens, excluding from the foregoing clauses (ii), (iii) and (iv) such contraventions, conflicts, violations, defaults or rights that would not result in a Material Adverse Effect.

        (h)    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares (based in part on the representations made by the Purchaser in Section 4 of this Agreement), or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except for (i) the filing of the Articles Supplementary with the MSDAT; and (ii) such filings as may be necessary or advisable to secure an exemption of the offer and sale of the Shares under applicable federal and state securities laws, which filings (if required) will be accomplished in a timely manner.

        (i)    No Default.    Except as set forth in Schedule 3(i), neither the Company nor any Subsidiary is in material breach, default or violation (and no event has occurred that with due notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) their respective articles of incorporation and bylaws or equivalent organizational documents, (ii) any material law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, or by which any of their respective properties or assets may be bound, or (iii) any Permit or any Material Contract (as defined below) or any Insurance Policy or other instrument binding upon the Company or any Subsidiary that is material to the business, assets, liabilities, financial condition, prospects or operations of the Company or any of the Subsidiaries or by which any of the properties and assets of the Company or any Subsidiary that are material to the business, assets, liabilities, financial condition, prospects or operations of the Company or any of the Subsidiaries are or may be bound.

        (j)    Litigation.    Except as set forth in Schedule 3(j), there is no action, suit, proceeding, investigation or governmental inquiry (each, an "Action") pending before any Governmental Entity with respect to which the Company has been served or, to the knowledge of the Company, otherwise currently pending or threatened against the Company or any Subsidiary which questions the validity of any of this Agreement or any Ancillary Agreement or the right of the Company to enter into or perform this Agreement or any Ancillary Agreement, or which involves an amount in controversy in excess of $500,000, nor is there any such litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any Subsidiary by reason of the proposed activities of the Company or such Subsidiary. Neither the Company nor any Subsidiary is a party or subject to, and none of their respective assets are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Schedule 3(j), there is no Action by the Company or any Subsidiary currently pending or that the Company or such Subsidiary currently intends to initiate, other than Actions for amounts in controversy which are less than $100,000.

        (k)    Financial Statements.    The Company has furnished the Purchaser a complete and correct copy of the following financial statements (collectively, the "Financial Statements"): (i) the audited consolidated balance sheets of Atlantic, at December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the fiscal years then ended; (ii) an unaudited consolidated balance sheet of Atlantic (the "Atlantic Balance Sheet") as of August 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the periods then ended; and (iii) unaudited consolidated and combined balance sheets of the Company as of December 31, 2001 and August 31, 2002 (such August 31, 2002 balance sheet referred to herein as the "Company Balance Sheet"), and the related statements of operations and cash flows for the periods then ended. The Financial Statements are complete and correct, are in accordance with the books and records of the Company and the Subsidiaries, and present fairly the financial condition of the Company, Atlantic and the Subsidiaries as at their respective dates, and the results of their operations for the periods then ended, and correctly reflect and disclose all extraordinary items. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied, except that the unaudited Financial Statements lack footnotes and do not reflect the effect of FASB Statement No. 13 accounting for direct financing leases at Allstate Leasing, Inc.

        (l)    Absence of Liabilities.    Except as disclosed in the Financial Statements, there are no material liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2001, which in the aggregate would not be expected to have a Material Adverse Effect; (ii) liabilities under Contracts incurred in the ordinary course of business which are not required by United States generally accepted accounting principles to be reflected on a balance sheet; (iii) liabilities disclosed in Schedule 3(l); and (iv) liabilities incurred in connection with this transaction. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

        (m)    Taxes.    The amount shown on the Company Balance Sheet as provision for Taxes is sufficient for the payment of all accrued and unpaid federal, state, county, local and foreign Taxes for the period then ended and all prior periods. The Company and each of the Subsidiaries has filed (whether on a consolidated basis or otherwise) all federal, state, county, local and foreign Tax Returns which are required to be filed by it on or prior to the Closing Date, such Tax Returns are materially true and correct and all Taxes shown thereon to be due have been timely paid (with exceptions not material to the Company or any Subsidiary). Tax Returns of the Company or any Subsidiary have not been audited by any federal, state or local authority, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company and each Subsidiary, as applicable, has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, without limitation, federal income taxes, Federal Insurance Contribution Act Taxes, Federal Unemployment Tax Act taxes and Medicare taxes) required to be withheld or collected therefrom, and has timely paid the same to the proper tax receiving officers or authorized depositories. Neither the Company nor any of the Subsidiaries has ever filed (i) an election pursuant to Section 1362 of the Code that the Company or any Subsidiary be taxed as an S Corporation, except for Tischer Autopark, Inc., which was an S Corporation before being acquired by Atlantic, or (ii) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

        (n)    Title to Properties and Assets.

          (i)    Owned Real Properties.    Schedule 3(n)(i) sets forth a complete and accurate list of all real property owned as of the date hereof (directly or indirectly, beneficially or otherwise) in whole or in part by the Company or any of its Subsidiaries (such real property, collectively, the "Owned Real Property"). Except as set forth on Schedule 3(n)(i), the Company or the relevant Subsidiary has good and marketable title to its Owned Real Property, to the knowledge of the Company, free and clear of all conditional sale agreements, mortgages, pledges, liens, leases, encumbrances or charges (collectively, the "Liens"), other than (A) those Liens set forth in the Financial Statements; (B) Liens for current taxes not yet due and payable; (C) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Liens arising in the ordinary course of business, (D) Liens arising under the credit agreements of the Company or any of the Subsidiaries, (E) Liens constituting or securing executory obligations under any lease that constitutes an "operating lease" under generally accepted accounting principals, and (E) those Liens set forth on Schedule 3(n)(i) (the Liens referred to in clauses (A) – (E) are referred to collectively herein as the "Permitted Liens").

          (ii)    Leased Real Property.    Schedule 3(n)(ii) sets forth all leases of real property (such real property referred to herein as the "Leased Real Property") to which the Company or any of its Subsidiaries is presently a party or by which any of them is presently bound (whether as lessee or lessor), and also sets forth an accurate description in all material respects of the renewal terms of each such lease under which Auto Properties, LLC is lessor. Except as set forth on Schedule 3(n)(ii), the lessee under each lease set forth on Schedule 3(n)(ii) is in peaceable or undisturbed possession of the real property and improvements, buildings, machinery, equipment or other tangible property or assets covered thereby.

          (iii)    Personal Property.    Except as set forth on Schedule 3(n)(iii), the Company and each of its Subsidiaries owns or holds under valid leases all material plants, machinery, equipment and other tangible personal property (collectively, the "Personal Property") used for the conduct of its respective business as currently conducted or proposed to be conducted, subject to no Liens other than Permitted Liens.

          (iv)    Condition of Property.    Except as set forth on Schedule 3(n)(iv), the plant and equipment owned or leased by the Company or any Subsidiary that is material to the conduct of the business of the Company or such Subsidiary have no defects (other than those which could not reasonably be expected to result in a Material Adverse Effect), are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are substantially suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound. There are no developments affecting any of the assets of the Company or any Subsidiary pending or, to the knowledge of the Company, threatened, which would (or could reasonably be expected to) result in a Material Adverse Effect.

          (v)    Leases.    All leases of Leased Real Property or Personal Property are valid, binding and enforceable against the Company and, to the knowledge of the Company, each other Person who is a party thereto in accordance with their respective terms. Neither the Company nor, to the knowledge of the Company, any other party to such leases is in default thereunder, and any prior default has been cured or waived.

        (o)    Intellectual Property.

          (i)    The Company and each Subsidiary owns or possesses sufficient legal rights to use all trademarks, trademark rights, trade secrets, trade names, trade name rights, service marks, information, proprietary rights and processes, copyrights, domain names and other intellectual property rights, and all patent and patent rights (collectively, "Intellectual Property Rights") necessary to conduct all material aspects of its business as now being conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. Except as set forth on Schedule 3(o)(i), the Company and its Subsidiaries own or possess sufficient legal rights to use all such Intellectual Property Rights free and clear of all Liens other than Permitted Liens. The Company has taken all commercially reasonable efforts to protect its Intellectual Property Rights. The Company has not received any notice (whether written or oral) alleging that it has infringed upon or violated the Intellectual Property Rights of others. Reasonable security measures have been taken by the Company to protect the secrecy, confidentiality and value of the Company's trade secrets.

          (ii)  Except as set forth on Schedule 3(o)(ii), neither the Company nor any of its Subsidiaries has granted, and there are not outstanding, any options, licenses or agreements of any kind relating to any Intellectual Property Right, nor is the Company or any of its Subsidiaries bound by or a party to any option, license or agreement of any kind with respect to any of the Intellectual Property Rights. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property Rights or any other property or rights.

          (iii)  Schedule 3(o)(iii) sets forth a list of each registered trademark and each trademark application (the "Company Trademarks") owned by the Company or any Subsidiary. The use and registration of the Company Trademarks has not violated any applicable laws and no action has been taken, or omitted to be taken, by the Company or any Subsidiary that would invalidate or render unenforceable any of the Company Trademarks. The Company has not been served with any Action, nor to the knowledge of the Company is any Action pending or threatened, that contests the validity, enforceability, use or ownership of any of the Company Trademarks, and the Company is not aware of any basis for such an Action. To the knowledge of the Company, no Person is infringing the rights of the Company or any Subsidiary with respect to the Company Trademarks.

        (p)    Permits.    The Company and the Subsidiaries have all material authorizations, approvals, licenses, permits, variances, exemptions, franchises, approvals and orders of and from all Governmental Entities necessary to carry on the business of the Company and the Subsidiaries as it is currently being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all obligations under the agreements to which each is a party (collectively, the "Permits"). Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Except as set forth on Schedule 3(p), such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

        (q)    Insurance.    The Company and the Subsidiaries have purchased policies of insurance ("Insurance Policies") with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by business entities of the same size, and engaged in the same or similar business, including without limitation, workers compensation insurance, insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. The policies of insurance purchased by the Company or a Subsidiary which are currently in effect are listed on Schedule 3(q). With respect to each such policy set forth on Schedule 3(q): (i) the policy is in full force and effect; (ii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party thereto, is in default of any of its obligations thereunder, except in a manner that could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred which (with due notice or the lapse of time or both) would permit termination, cancellation or modification or denial of coverage under any such policy; and (iii) no party has repudiated any of its provisions.

        (r)    Material Contracts.    Schedule 3(r) sets forth a list of each Contract that is material to the Company or any Subsidiary (other than leases of real property which are set forth on Schedule 3(n)(ii) and Contracts with Affiliates which are set forth on Schedule 3(w)), including without limitation any Contract which:

          (i)    provides for payments to or by the Company or any Subsidiary in excess of $1.5 million individually or in the aggregate;

          (ii)  entitles any Person to acquire any assets, properties or rights of the Company or any Subsidiary or any interest in such assets, properties or rights, including without limitation any options, participation rights, rights of first refusal, and rights of first offer,

          (iii)  relates to the license of any patent, trademark, copyright, trade secret or other intellectual property to or from the Company,

          (v)  materially restricts the development, manufacture or distribution of the Company's products or services,

          (vi)  provides for indemnification by the Company or any Subsidiary,

          (vii) involves transactions between the Company or any Subsidiary, on the one hand, and their respective officers, directors or shareholders, on the other hand;

          (viii)  involves indebtedness for amounts in excess of $1.0 million from the Company or any Subsidiary, including the credit agreements for the Company or any of the Subsidiaries; and

          (ix)  involves a dealership franchise (each, together with the Contracts set forth on Schedules 3(n)(ii) and 3(w), a "Material Contract");

        For the purposes of this Section 3(r), all Contracts involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section. The Company has delivered to the Purchaser, or its counsel, true and complete copies of such Contracts (or an accurate summary of any oral Contract). All such Contracts are valid, binding and in full force and effect, and no event has occurred which (with due notice or the lapse of time or both) would permit termination, cancellation or modification of the terms and provisions of any such Contract. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party thereto, is in default in any material respect of any of its material obligations under any Material Contract.

        (s)    Absence of Changes.    Except as set forth on Schedule 3(s), since December 31, 2001, the Company has, and has caused each Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice, (ii) used its best efforts to preserve its business and customers, (iii) maintained supplies and inventory at levels that are in the ordinary course of business consistent with past practice, (iv) extended credit to customers, collected accounts receivable and paid accounts payable and similar obligations in the ordinary course of business consistent with past practice and (v) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business. Without limiting the foregoing, since December 31, 2001, except for routine annual salary increases for non-executive employees approved by the compensation committee of the Company's board of directors in the ordinary course of business, and except as set forth in Schedule 3(s), neither the Company nor any Subsidiary:

          (i)    has experienced any change in its assets, liabilities, financial condition or operations, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

          (ii)  has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (iii)  has entered into, or materially amended, terminated, cancelled or otherwise materially changed, or experienced an acceleration of obligations under, any Material Contract;

          (iv)  has made any capital expenditure (or series of related capital expenditures) either involving more than $3 million or outside the ordinary course of business;

          (v)  has made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person (or series of related capital investments, loans and acquisitions) either involving more than $200,000 or outside the ordinary course of business;

          (vi)  has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $200,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

          (vii) has created or suffered to exist any Lien with respect to any of their respective material properties or assets, except for Permitted Liens;

          (viii)  has had any material change, except in the ordinary course of business, in its contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (ix)  has delayed or postponed the payment of accounts payable or any other liabilities outside the ordinary course of business;

          (x)  has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $200,000 or outside the ordinary course of business;

          (xi)  has granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights except in the ordinary course of business;

          (xii) has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, except with respect to dividends that accrue on the outstanding shares of Class B Cumulative Convertible Preferred Stock of Atlantic Automotive Corp.;

          (xiii)  has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xiv)   has made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

          (xv) has entered into any employment contract that provides for the payment of salary and benefits in excess of $150,000 per year or collective bargaining agreement, written or oral, or modified the terms of any such contract or agreement;

          (xvi) has terminated the employment of any of its officers or key employees, nor has any such officer or key employee resigned, and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

          (xvii)  has granted any increase in the salary, wage, bonus or other remuneration of any of its directors, officers or employees outside the ordinary course of business;

          (xviii)  has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other benefit plan);

          (xix) has made any change in employment terms for any of its directors, officers or employees outside the ordinary course of business;

          (xx) has acquired, directly or indirectly, an equity interest in any Person, or other acquisition, directly or indirectly, of any assets having a cost greater than $10,000 (other than inventory and equipment in the ordinary course of business);

          (xxi) has terminated, cancelled or amended any insurance coverage maintained by it (or on its behalf) which was not replaced by a substantially comparable amount of insurance coverage;

          (xxii)  Changed any method of accounting;

          (xxiii)  has written off or written down any inventory or any note receivable or account receivable, except in the ordinary course of business consistent with past practice;

          (xxiv)  has committed to do any of the foregoing.

        (t)    Employees.

          (i)    Schedule 3(t)(i) provides a list of all consulting contracts and employment agreements with executive officers that provide for the payment of fees or salary and benefits in excess of $150,000 per year (and a description of any such oral agreements) between the Company or any Subsidiary and any Person (whether or not an employee of the Company or any Subsidiary), including without limitation any agreements that contain any clause or provision related to or triggered by a change of control with respect to the Company or any Subsidiary. Schedule 3(t)(i) contains a list of each member of senior management of the Company and each Subsidiary.

          (ii)  Except as set forth on Schedule 3(t)(ii), the Company and each Subsidiary has complied and is currently complying in all material respects, with regard to all employees of the Company or such Subsidiary, as the case may be, with all applicable laws respecting employment and employment practices and the protection of the health and safety of employees, from whatever source such law may be derived, including, without limitation, statutes, ordinances, laws, rules, regulations, policies, standards, judicial or administrative precedents, judgments, orders, decrees, awards, citations, licenses, official interpretations and guidelines. The Company and the Subsidiaries have withheld and reported to the applicable Governmental Entities all amounts required by applicable law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

          (iii)  To the knowledge of the Company, no employee of the Company or any Subsidiary is in violation of any term of any employment contract, nondisclosure agreement or any other Contract by which such employee or the Company or any Subsidiary may be bound (including licenses, covenants or commitments of any nature) or any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any Subsidiary or that would conflict with the Company's or any Subsidiary's business as presently proposed to be conducted.

          (iv)  Except as set forth on Schedule 3(t)(iv), (i) there are no collective bargaining agreements covering any employees of the Company or any Subsidiary; (ii) there is no union organizing effort pending, or to the knowledge of the Company, threatened with respect to the employees of the Company or any Subsidiary; (iii) no complaint against the Company or any Subsidiary is pending, or the Company's knowledge threatened, before the National Labor Relations Board; (iv) there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary; and (v) there are no material labor or employment claims or proceedings pending between the Company or any of its Subsidiaries and any of their respective employees.

        (u)    ERISA.    Except as set forth in Schedule 3(u), neither the Company nor its Subsidiaries maintains or otherwise contributes to or participates in any employee benefit plan described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, other than (i) a plan that is intended to satisfy the requirements of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to include a cash or deferred arrangement under section 401(k) of the Code (the "401(k) Plan"), and (ii) a plan described in section 125 of the Code (collectively, the "Plans"). To the knowledge of the Company, (i) the 401(k) Plan satisfies the tax qualification requirements of section 401(a) of the Code, and (ii) the Plans have been operated in all material respects in accordance with their terms and the provisions of applicable law, except as set forth in Schedule 3(u).

        (v)    Environmental Matters.    With respect to environmental matters:

          (i)    Each of the Company, the Subsidiaries and their respective predecessors (collectively, the "Predecessor Companies" and each a "Predecessor Company"), is and has been in compliance in all material respects with all Environmental Laws (as defined below), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been made, given, filed or commenced by any Person, nor has any such making, giving, filing or commencement been threatened, against any of them alleging any failure to comply with or liability under the Environmental Laws, or seeking contribution towards, or participation in, any remediation of any contamination of any property or thing with Hazardous Materials (as defined below). Without limiting the generality of the preceding sentence, the Company has obtained and been, and currently is, in compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws;

          (ii)  Neither the Company nor any Subsidiary has any obligation to remediate or any other liabilities of any kind arising in connection with or under any of the Environmental Laws, nor is there any basis for such obligation or liabilities;

          (iii)  All properties and equipment used in the business of the Company, the Subsidiaries and the Predecessor Companies are and have been free of Hazardous Materials except Hazardous Material generated, used, handled, collected, treated, stored, re-cycled, transported, recovered, removed, discharged or disposed in the normal course of the Company's business consistent with past practice and, to the Company's knowledge, in compliance in all material respects with Environmental Laws, or as set forth in Schedule 3(v)(iii);

          (iv)  "Environmental Laws" means all federal, state and local laws (including common law), regulations, ordinances, codes, rules, permits, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, release, remediation, reporting, discharge exposure to or disposal of Hazardous Materials, including, without limitations (A) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (B) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended ("CERCLA" or "Superfund"), (C) the Clean Water Act, 33 U.S.C. §1251 et seq., as amended ("CWA"), (D) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended ("CAA"), (E) the Toxic

  Substances Control Act, 15 U.S.C. §2601 et seq., as amended ("TSCA"), (F) the Emergency Planning and Community Right To Know Act, 15 U.S.C. §2601 et seq., as amended ("EPCRKA"), and (G) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended ("OSHA"); and

          (v)  "Hazardous Materials" means, without limitation, (A) any "hazardous waste", "hazardous substance", "solid waste", "pollutant", "toxic pollutant", "hazardous air pollutant", or "hazardous chemical" as defined under any Environmental Law; (B) asbestos, (C) polychlorinated biphenyls, (D) petroleum or petroleum products, (E) underground storage tanks, whether empty, filled or partially filled with any substance, (F) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (G) any other substance which is regulated under any Environmental Law or requires special handling or notification of or reporting to any Governmental Entity or other Person in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

        (w)    Transactions with Related Parties.    Except as set forth on Schedule 3(w), no employee, officer, director, shareholder or Affiliate of the Company or any Subsidiary, or any members of their immediate families are indebted to the Company or any Subsidiary, and neither the Company nor any Subsidiary is indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (a) payment of salary for services rendered in the ordinary course, consistent with past practice; (b) reimbursement for reasonable expenses incurred on behalf of the Company or any Subsidiary, in the ordinary course consistent with past practice; and (c) for other employee benefits made generally available to all employees. To the knowledge of the Company, no such person has had, either directly or indirectly, a direct or indirect interest in: (i) any person or entity with which the Company or any Subsidiary is affiliated or has a business relationship, including any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; (ii) any person or entity that competes with the Company or any Subsidiary (other than passive investments of less than 5% in publicly traded companies that may compete with the Company or the Subsidiaries); or (iii) any Contract to which the Company or any Subsidiary is a party or by which it may be bound or affected (other than such Contracts as relate to any such person's ownership of capital stock or other securities of the Company).

        (x)    Inventories.    Since December 31, 2001, the inventories of the Company and the Subsidiaries have been maintained in the ordinary course of business consistent with past practice. All such inventories are owned by the Company or a Subsidiary free and clear of all Liens other than Permitted Liens. All of the inventory recorded on the Atlantic Balance Sheet and all inventory of the Company and the Subsidiaries on the Closing Date consists of items of a quality usable or saleable in the normal course of the business of the Company and the Subsidiaries consistent with past practice and are in quantities sufficient for the normal operation of the business of the Company and the Subsidiaries in accordance with past practice, subject to normal and ordinary reserves for obsolescence and returns to the manufacturer.

        (y)    Receivables.    The Company and each Subsidiary have good title to all of their material receivables, including notes receivable, accounts receivable, and trade acceptances receivable, whether billed or unbilled (collectively, the "Receivables"), and such Receivables have arisen in the ordinary course of business consistent with past practice.

        (z)    Accounts Payable.    The accounts payable of the Company and the Subsidiaries are properly reflected on the Atlantic Balance Sheet and arose from bona fide transactions with unaffiliated third parties in the ordinary course of business consistent with past practice.

        (aa)    Major Suppliers; Customers; Warranties.

          (i)    Neither the Company nor any Subsidiary has received any written notice, or to the knowledge of the Company, oral notice, that any significant supplier, including without limitation any sole supplier, will not sell raw materials, supplies, merchandise and other goods to the Company or any Subsidiary at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to the Company or such Subsidiary, subject only to general and customary price increases, unless comparable supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions.

          (ii)  Neither the Company nor any Subsidiary has received any written notice, or to the knowledge of the Company, oral notice, that any significant customer intends to terminate, its business relations with the Company or such Subsidiary at any time after the Closing Date.

          (iii)  Except as set forth on Schedule 3(aa)(iii), neither the Company nor any Subsidiary has offered any warranty or guaranty or other similar undertaking in the conduct of their respective businesses (excluding any ordinary manufacturer warranty, guaranty or undertaking extended by the Company or a Subsidiary in the ordinary course of business, consistent with past practice). To the knowledge of the Company, except as set forth in Schedule 3(aa)(iii), (A) no defects exist in the products sold by the Company or any Subsidiary that would increase product warranty expense claims; (B) none of the products offered or sold by the Company or any Subsidiary in connection with their respective businesses has, since December 31, 1996, been subject to any recall mandated by any Governmental Entity; (C) there has been no accident, happening or event since December 31, 1996 which was caused or allegedly was caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship, including without limitation any failure to warn or breach of express or implied warranties or representations; and (D) there is no, nor is there under consideration or investigation by the Company or any Subsidiary, any material rework or change of any one or more parts ("Retrofits"), other than Retrofits conducted by the Company or the Subsidiaries in the ordinary course of business, except in each of the cases described in subsections (A) through (D) above, to the extent that such event or events would not (and could not reasonably be expected to) result in a Material Adverse Effect.

        (bb)    Books and Records.    The minute books of the Company and each of the Subsidiaries contain complete and accurate records of all corporate actions of their respective shareholders and Board of Directors and committees thereof. The stock ledger of the Company and each Subsidiary is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company or such Subsidiary, as the case may be.

        (cc)    Propriety of Past Payments.    No funds or assets of the Company or any Subsidiary has been used for illegal purposes; no unrecorded funds or assets of the Company or any Subsidiary have been established for any purpose; no accumulation or use of the funds of the Company or any Subsidiary have been made without being properly accounted for in the books and records of the Company or such Subsidiary, as the case may be, for any reason; and neither the Company nor any Subsidiary has made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the Internal Revenue Service nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Company or any Subsidiary of, or alleged to be of, the type described in this Section 3(cc)

        (dd)    Other Information.    None of the documents or information delivered to Buyer by the Company, any Seller or their representatives in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The financial projections relating to the Company and the Subsidiaries delivered to Buyer constitute the Company's best estimate of the information purported to be shown herein, and the Company is not aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

        4.    Representations and Warranties of the Purchaser.    The Purchaser represents and warrants to the Company as follows:

        (a)    Investment.    The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement, the Ancillary Agreements, and the schedules and exhibits hereto and thereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

        (b)    Authority.    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The execution, delivery and performance by the Purchaser of this Agreement and all Ancillary Agreements, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action by the Purchaser. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of this Agreement or any Ancillary Agreements may be limited by applicable laws.

        (c)    Accredited Investor.    To reach an informed and knowledgeable decision to acquire the Shares, the Purchaser has, to its satisfaction, reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business, prospects and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of, and can bear the complete loss of its investment in, the Shares.

        (d)    Restrictive Legends.    It is understood by the Purchaser that each certificate representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event will be stamped or otherwise imprinted with a legend substantially in the following form:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

        (e)    Removal of Restrictive Legends.    The legend set forth above will be removed by the Company from any certificate evidencing Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

        5.    Conditions to the Obligations of the Purchaser.    The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment or the waiver by the Purchaser of each of the following conditions on or before the Closing:

        (a)    Accuracy of Representations and Warranties.    The representations and warranties contained in Section 3 shall be true at and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        (b)    Performance.    The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

        (c)    Ancillary Agreements.

          (i)    The Investor Rights Agreement attached hereto as Exhibit B (the "Investor Rights Agreement") shall have been executed and delivered by the Company and the other parties thereto, at or prior to the Closing. All such actions shall have been taken by the Company and the current shareholders of the Company as may be necessary to elect a Board of Directors of the Company, including the Series A Preferred Director, effective upon the Closing in accordance with the Investor Rights Agreement.

          (ii)  The Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement") shall have been executed and delivered by the Company, and the Purchaser at or prior to the Closing.

        (d)    Certificates and Documents.    The Company shall have delivered to the Purchaser or counsel to the Purchaser:

          (i)    the Articles of Incorporation as amended and Articles Supplementary as filed and accepted for filing with the MSDAT;

          (ii)  certificates, as of the most recent practicable dates, as to the existence and corporate good standing of the Company issued by the MSDAT;

          (iii)  a certificate, executed by the Secretary of the Company, dated as of the Closing Date, certifying as to (i) the Articles of Incorporation (including the Articles Supplementary), (ii) the Bylaws, and (iii) resolution of the Board of Directors and Shareholders authorizing and approving all matters in connection with this Agreement, including the execution, delivery and performance under this Agreement and the Ancillary Agreements, and the issuance of shares of Series A Preferred Stock contemplated hereby;

          (iv)  duly authorized and executed waivers of any preemptive rights, if any;

          (v)  such other documents relating to the transactions contemplated in this Agreement and the Ancillary Agreements as the Purchaser may reasonably request.

        (e)    Consents and Waivers.    The Company will have obtained any and all consents and waivers necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

        (f)    Securities Laws.    The offer and sale of the Shares to the Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Act and the registration and qualification requirements of all applicable foreign and state securities laws.

        (g)    Legal Opinion.    Counsel to the Company shall deliver a legal opinion addressed to the Purchaser as to the matters set forth on Exhibit D.

        (h)    Waiver of Preemptive Rights.    Each holder of Class B Common Stock of the Company shall have validly waived the preemptive rights contained in Article EIGHT, Section 3 of the Articles of Incorporation with respect to the transactions contemplated hereby, and the Purchaser shall have received documentation incident thereto in substance and form reasonably satisfactory to the Purchaser and its counsel.

        (i)    Other Matters.    All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel.

        6.    Condition to the Obligations of the Company.    The obligations of the Company to issue and sell the Shares to the Purchaser at the Closing are subject to fulfillment or the waiver by the Company of each of the following conditions on or before the Closing:

        (a)    Accuracy of Representations and Warranties.    The representations and warranties of the Purchaser contained in Section 4 shall be true at and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

        (b)    Other Matters.    All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel.

        7.    Covenants of the Company.

        (a)    Advertising.    Until the fifth anniversary of the Closing Date, the Company hereby agrees to place advertisements with the Purchaser with a minimum value of $400,000 per annum, based on prevailing market rates for such advertisements which are charged by the Purchaser to unaffiliated third parties.

        (b)    Franchise Consents and Waivers.    Within a reasonable time after the Closing, the Company shall use its commercially reasonable best efforts to obtain consents (the "Manufacturers' Consents") of the counterparties (the "Manufacturers") to the Franchise Agreements to the change of ownership contemplated by this Agreement and waivers (the "Manufacturers' Waivers") from each such Manufacturer of any rights of first refusal such Manufacturer may have with respect to the same. In the event that any counterparty to any Franchise Agreement initiates or threatens to initiate action for the termination, cancellation or modification of any such Franchise Agreement as a result of the transactions contemplated by the Stock Purchase Agreement or in the event that DaimlerChrysler Services North America LLC terminates its Franchise Agreement regarding the Herb Gordan facility for any reason (any such event a "Manufacturer Action"), the Company shall, within 5 business days of such action, notify the Purchaser of such Manufacturer Action in detail, which notice shall include copies of all correspondence relating to such Manufacturer Action. In the event the Company fails to obtain any Manufacturers' Waiver within a reasonable time after the Closing (a "Waiver Failure"), the Company shall notify the Purchaser of such Waiver Failure in detail, which notice shall include copies of all correspondence relating to such Waiver Failure. In the event the Purchaser, in its reasonable judgment, determines that any such Manufacturer Action or Waiver Failure is reasonably likely to result in a Material Adverse Effect (an "Adverse Effect Determination"), the holders of a majority of the Series A Preferred shall have the right to request redemption of the Series A Preferred Stock pursuant to Section 9 of the Articles Supplementary.

        8.    Definitions.    For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        "Affiliate" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Ancillary Agreements" mean any and all agreements other than this Agreement required to be executed by the parties to this Agreement on or prior to the Closing pursuant to Section 5(c).

        "Board of Directors" means the board of directors of the Company or any Subsidiary, as the case may be.

        "Bylaws" means the bylaws of the Company, as amended and in effect at the Closing.

        "Articles of Incorporation" means the Company's Articles of Incorporation as amended and in effect at the Closing.

        "Class A Common Stock" means the Class A Common Stock of the Company, par value $.001 per share.

        "Class B Common Stock" means the Class B Common Stock of the Company, par value $.001 per share.

        "Common Stock" means the Class A Common Stock and the Class B Common Stock.

        "Contracts" means all contracts, sub-contracts, agreements, consortium arrangements, leases, licenses, commitments, sales and purchase orders, and other instruments, arrangements or understandings of any kind to which the Company or any Subsidiary is a party.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Governmental Entity"" means any United States federal, state or local or any non-United States government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, or any court, tribunal or judicial or arbitral body.

        "Lien" means any lien, security interest, pledge, mortgage, deed of trust, charge or encumbrance in real, personal or mixed property (tangible or intangible, and wherever located).

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a Governmental Entity.

        "Preferred Stock" means the Company's preferred stock, par value $.001 per share.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "Shareholders" means Steven B. Fader, Jerome H. Fader, and David D. Smith.

        "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge or any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

        "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

        9.    Miscellaneous.

        (a)    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement and the rights and obligations therein may not be assigned by any party hereto without the written consent of the other party.

        (b)    Survival of Representations and Warranties.    All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein, regardless of any investigation by the Purchaser or on behalf of the Purchaser.

        (c)    Expenses.    Each of the Purchaser and the Company shall pay their respective fees, costs and expenses in carrying out the provisions of this Agreement and the transaction contemplated hereby.

        (d)    Notices.    All notices shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery, or telecopy, (A) if received by the recipient before 4:30 p.m. local time on a business day, immediately upon confirmation that such notice of communication was successfully delivered, and (B) if not, then on the next business day, (ii) in the case of notices and communications sent by overnight delivery service, on the next business day following the day such notice or communication was sent, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received, and (iv) in the case of notices and communications sent by United States mail, four (4) business days after such notice or communication shall have been deposited in the United States mail. All notices, requests and other communications to any party hereunder shall be in writing signed by or on behalf of the party making the same, will specify the Section under this Agreement pursuant to which it is given or made, and will be delivered,

if to the Company, to:	Summa Holdings, Ltd. 23 Walker Avenue Baltimore, Maryland 21208 Telecopier: Attention: Steven B. Fader
with a copy to: (which shall not constitute notice)	Thomas & Libowitz, P.A. 100 Light Street, Suite 1100 Baltimore, Maryland 21202-1053 Telecopier: (410) 752-2046. Attention: Steven A. Thomas
if to the Purchaser, to:	Sinclair Broadcast Group, Inc. 10706 Beaver Dam Road Cockeysville, Maryland 21030 Telecopier: Attention: David B. Amy, Executive Vice President and Chief Financial Officer
with a copy to: (which shall not constitute notice)	Gibson, Dunn & Crutcher, LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036 Telecopier: (202) 467-0539 Attention: Howard B. Adler

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.

        (f)    Brokers.    Neither the Company nor the Purchaser has retained or engaged any finder or broker in connection with the transactions contemplated in this Agreement.

        (g)    Entire Agreement.    This Agreement, the exhibits hereto and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

        (h)    Amendments and Waivers.    Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 9(h) shall be binding upon each holder of any Shares, each future holder of all such Shares and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        (i)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

        (j)    Headings.    The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

        (k)    Severability.    In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that such construction is in accord with the intent of the parties as evidenced by this Agreement.

        (l)    Governing Law.    The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Maryland without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

        (m)    Prevailing Party Fees.    The prevailing party in any action brought pursuant to this Agreement shall recover its expenses and costs (including reasonable attorney's fees) from the opposing party in such action.

        (n)    Further Assurances.    Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

COMPANY:
SUMMA HOLDINGS, LTD.
By:	/s/ Summa Holdings, Ltd. Name: Title:
PURCHASER:
SINCLAIR BROADCAST GROUP, INC.
By:	/s/ Sinclair Broadcast Group, Inc. Name: Title:

[Signature Page to Summa / Sinclair Series A Preferred Stock Purchase Agreement]

EXHIBIT A

ARTICLES SUPPLEMENTARY

See Attached.

EXHIBIT B

INVESTOR RIGHTS AGREEMENT

See Attached.

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

See Attached.

EXHIBIT D

OPINION MATTERS

        1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform the Agreement and to carry out the transactions contemplated thereby.

        2.    Atlantic is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform the Agreement and to carry out the transactions contemplated thereby.

        3.    The authorized capital stock of the Company (immediately prior to the Closing) is as set forth in Section 3(b) of the Agreement. To our knowledge, except for the conversion privileges of the Series A Preferred Stock and the rights provided in this Agreement or the Ancillary Agreements: (i) no subscriptions, warrants, options, convertible securities or other rights (including conversion, preemptive rights of any kind, and rights of first refusal(s), proxy or shareholder agreements or other agreements, orally or in writing) (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company are authorized or outstanding; (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and non assessable.

        4.    The issuance, sale and delivery of the Series A Preferred Stock in accordance with the Agreement, and the issuance and delivery of the shares of Class B Common Stock issuable upon conversion of the Series A Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Series A Preferred Stock, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Class B Common Stock issuable upon conversion of the Series A Preferred Stock, when issued upon such conversion in accordance with the Articles of Incorporation (or Articles Supplementary), will be duly and validly issued, fully paid and non-assessable, and will have the rights, preferences and privileges described in the Articles Supplementary and will be free of restrictions on transfer other than those imposed on the holder thereof by this Agreement, the Ancillary Agreements or by applicable federal and state securities laws.

        5.    The execution, delivery and performance by the Company of this Agreement and all Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series A Preferred Stock to the Purchaser, have been duly authorized by all necessary corporate action. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of this Agreement or any Ancillary Agreements may be limited by applicable laws.

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  Exhibit 10.48
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
BACKGROUND
AGREEMENT
EXHIBIT A ARTICLES SUPPLEMENTARY
EXHIBIT B INVESTOR RIGHTS AGREEMENT
EXHIBIT C REGISTRATION RIGHTS AGREEMENT
EXHIBIT D OPINION MATTERS